UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2007

IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

OHIO	File No. 1-5964	23-0334400
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                          Not Applicable
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment to Confidentiality Agreement with Steel Partners II, L.P.

On November 20, 2007, IKON Office Solutions, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Confidentiality Agreement dated as of October 12, 2007 (the “Confidentiality Agreement”), between the Company and Steel Partners II, L.P. (“Steel Partners”). For reference purposes only, the Confidentiality Agreement is furnished as exhibit 99.1 to this report.

The Amendment extends the term of the standstill provisions of the Confidentiality Agreement for an additional period of eighteen (18) months, and further expands the scope of such standstill provisions to include, among other things, that Steel Partners may not propose any person for nomination or election as director of the Company or otherwise seek to include any matter for consideration at a meeting of the Company’s shareholders, and may not otherwise act to seek control or influence the Company’s management, board of directors, or policies, including through communications regarding strategic, recapitalization, or potential material transactions, subject to certain limited exceptions.

The standstill restrictions set forth in the Amendment are subject to the Company meeting certain conditions in connection with a recapitalization transaction including (i) an offer to repurchase at least $295,000,000 of its common stock using a so-called "modified Dutch auction," and (ii) additional repurchases during fiscal 2008 as necessary to reach $500,000,000 of share repurchases, subject to financing and market conditions, as well as applicable regulations (the “Buyback Transaction”). In addition, the Company agreed that it would not amend its Articles of Incorporation or Code of Regulations to restrict the ability of shareholders to nominate candidates for election to its Board of Directors.

The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the amendment.

Commitment Letter

Subject to the Commitment Letter, Wachovia Investments, acting alone or through or with affiliates selected by it, has committed, in connection with a proposed offering of senior unsecured floating rate notes due 2011 with an aggregate principal face amount of $150,000,000 by the Company (the “New Notes”), to purchase all of the New Notes.  This report is not an offer to sell, or solicitation to buy, any securities.

The commitment described in the preceding paragraph is subject to execution and delivery of a purchase agreement, indenture, customary registration rights agreement and the New Notes in each case, substantially identical to the documentation for the Company’s existing 7.75% Senior Notes due 2015.

The Commitment Letter is filed as Exhibit 10.2 to this report.  The foregoing description of the Commitment Letter is qualified in its entirety by reference to the actual Commitment Letter.

Item 8.01  Other Events.

On November 20, 2007, the Company announced its plans to commence the Buyback Transaction, as well as its receipt of the commitments set forth in the Commitment Letter. This press release is furnished as Exhibit 99.2 to this report.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

10.1	Amendment to the Confidentiality Agreement
10.2	Commitment Letter
99.1	Confidentiality Agreement between IKON Office Solutions, Inc. and Steel Partners II, L.P.
99.2	Press Release, issued November 20, 2007, filed as Exhibit 99.1 to Schedule TO-C, File No. 001-5964, filed on November 21, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Dated:  November 21, 2007